EXHIBIT A

        Statement of Reporting Persons Pursuant to Rule 13d-1(k)(1)(iii)


Each of Philip F. Anschutz, Anschutz Company and Anschutz Family Investment Company LLC ("Reporting Persons") hereby agree that this Schedule 13D is filed on behalf of each of the Reporting Persons.

PHILIP F. ANSCHUTZ

By:   /s/ ROBERT M. SWYSGOOD                June 2, 2000
      ------------------------------        ------------
      Robert M. Swysgood (1)                Date
      Attorney-in-fact

ANSCHUTZ COMPANY

By:   Philip F. Anschutz
      Chairman and Chief Executive Officer

      By:     /s/ ROBERT M. SWYSGOOD                 June 2, 2000
              ------------------------------         ------------
              Robert M. Swysgood (1)                 Date
              Attorney-in-fact

ANSCHUTZ FAMILY INVESTMENT COMPANY LLC

      By:  Anschutz Company
           Manager

              By:    Philip F. Anschutz
                     Chairman and Chief Executive Officer

                     By:      /s/ ROBERT M. SWYSGOOD             June 2, 2000
                              --------------------------         ------------
                              Robert M. Swysgood (1)             Date
                              Attorney-in-fact



(1) Philip F. Anschutz executed a power of attorney that authorizes Robert M. Swysgood to execute this Statement of Reporting Persons Pursuant to Rule 13d-1(k)(1)(iii) on his behalf as an individual and on his behalf as an officer and director of Anschutz Company. A copy of the power of attorney is attached to the Schedule 13D filed by the Reporting Persons on June 2, 2000, as Exhibit B.